                            ADMINISTRATION AGREEMENT
                           - TRANSACTION FEE FUNDS -

This Agreement is made as of the 20th day of August, 1999 among: (1) Fidelity Brokerage Services, Inc. ("FBSI") and National Financial Services Corporation ("NFSC")(together "Fidelity"), (2) the undersigned ("LSV Asset Management") ("Adviser") and (3) the Advisors' Inner Circle Fund, on behalf of the LSV Value Equity fund ("the Trust")

RECITALS

A. Fidelity acts as broker for its customers to effect the purchase, redemption and exchange of shares of investment companies;

B. The Trust desires that Fidelity include one or more Funds among the investment companies which Fidelity makes available to its customers; and

C. Fidelity agrees to make Funds available on the terms and conditions set forth herein.

TERMS AND CONDITIONS

A.   Set Up For Administration of Funds

     1. Upon agreement among Fidelity, the Trust and the Adviser, Fidelity shall set up one or more Funds on Fidelity's transaction processing and recordkeeping system in order to provide administrative services to customers with respect to such Fund(s). Such administrative services may include, but not be limited to, the following:

     -   purchase, redemption and exchange of Fund shares
     -   Fund transaction clearance and settlement
     -   collection and crediting of Fund distributions
     - maintenance of customers' Fund information such as share balance(s), dividend information and transaction history
     - sending of confirmations, statements, prospectuses and other materials as may be required by applicable law or regulation
     -   tax reporting to customers

     2. Each party agrees that it shall provide to the other such information and documentation necessary to fulfill its respective obligations hereunder, and that it shall comply with such operating policies and procedures as the parties may adopt from time to time.

     3. The Trust agrees that it shall either: (1) make arrangements for all transactions processed pursuant to this Agreement to be processed through the

National Securities Clearing Corporation Fund/SERV system, or (2) obtain proper authority for NFSC to transmit to the Fund or its Agent daily manual trades until 5:00 p.m. Eastern Time, or such other time as set forth on Exhibit A, which trades shall remain eligible for that day's public offering price provided Fidelity received the order by the close of trading that day.

B.   FEES

     1.   Start Up Fee

The Adviser shall pay to NFSC a one-time start up fee ("Start Up Fee") for Fidelity's initial set up and preparation to support a new group or family of Funds. The amount of the Start Up Fee is set forth on Exhibit B, and shall be due and payable to NFSC the earlier of 30 days from the execution of this Agreement or the availability of any such Fund to Fidelity customers. The identity and description of each Fund which is subject to this Agreement shall be set forth on Exhibit A, as amended from time to time.


     2.   CUSIP Fee

The Adviser shall pay to NFSC a fee("CUSIP Fee") to add any Fund to Fidelity's computer system in order to make such Fund available to Fidelity's customers. The amount of the CUSIP Fee is set forth on Exhibit B, and shall be due and payable to NFSC upon the earlier of the addition of the Fund to Exhibit A, or the availability of such Fund to Fidelity's customers.

     3.   Maintenance Fee

The Adviser shall pay to NFSC an annual maintenance fee ("Maintenance Fee") with respect to certain Funds as set forth on Exhibit B.

     4. Fidelity may change the fees set forth in this Agreement and any Exhibits hereto upon 90 days prior written notice to the Adviser and any changes in fees shall be effective at the expiration of such 90 days or such earlier time as the parties may agree.

     5. The Adviser and the Trust represent to Fidelity that is has the requisite authority to enter into this Agreement and to properly make payment of any fee due to Fidelity hereunder.


C.   INDEMNIFICATION

The Trust and'the Adviser shall indemnify and hold harmless Fidelity and each officer, employee and agent of Fidelity from and against any and all claims, demands, actions, losses, damages, liabilities, or costs, charges, counsel fees, and expenses of any nature ("Losses") arising out of (i) any inaccuracy or omission in any Fund prospectus or supplement thereto, registration statement, annual report or proxy statement of any Fund or Fund/Agent or any advertising or promotional material generated by any Funds or Fund/Agent and (ii) any breach by Fund/Agent of this Agreement or any representation herein.

Fidelity shall indemnify and hold harmless the Trust and its Trustees, officers, employees and agent (including the Adviser) against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) incurred by any of them and arising out of (i) Fidelity's dissemination of information regarding the Trust or any Fund that is materially incorrect and that was not provided to Fidelity by the Trust or any of its affiliates or agents (including the Adviser), or (ii) Fidelity's willful misconduct or gross negligence in the performance of, or failure to perform, its obligations under the Agreement, except to the extent that any such loss, claim, liability or breach resulted from the gross negligence, willful misconduct or breach of this Agreement by the Trust or its agents.

D.   CONFIDENTIALITY

Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans, product development or customer information, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the "Proprietary Information") is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner's business. Each party agrees to use its best efforts (the same being not less than that employed to protect his own proprietary information) to safeguard the Proprietary information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Neither party shall, without the prior written approval of any officer of the other, directly or indirectly, disclose the Proprietary Information to any person or business entity except for a limited number of employees , attorneys, accountants and other advisors of the other on a need-to-know basis or as may be required by law or regulation. Each party shall promptly notify the other in writing of any unauthorized, negligent or inadvertent use or disclosure of Proprietary Information. Each party shall be liable under this Agreement to the other for any use or disclosure in violation of this Agreement by its employees, attorneys, accountants, accountants or other advisors or agents. This Section D shall continue in full force and effect notwithstanding the termination of this Agreement.

E.   DURATION and TERMINATION OF AGREEMENT

With respect to any Fund, this Agreement shall become effective upon the date such Fund is Identified on Exhibit A, and this Agreement is approved by the Fund or its Board of Trustees if such approval is required by the Fund or its Board of

Trustees. This Agreement is terminable as to any Fund by any party upon 90 days written notice thereof to the other parties or upon default hereof provided that such default shall not terminate this Agreement to the extent the defaulting party has been notified of such default by the non-defaulting party and the defaulting party cures such default within 10 business days of notice of such default.

Notwithstanding the termination of this Agreement with respect to any Fund, the Adviser will remain obligated to pay NFSC the annual Maintenance Fee which was payable to Fidelity as of the most recent payment due date prior to such termination.

F.   MISCELLANEOUS

     1. CUSTODY - The Trust acknowledges that Fund shares maintained by the Fund for Fidelity Customers hereunder are held in custody for the exclusive benefit of customers of NFSC and shall be held free of any right, charge, security interest, lien or claim against Fidelity in favor of the Fund or its agents acting on behalf of the Fund.

     2. TRANSACTION CHARGES - During the term of this Agreement, Fidelity may assess against or collect from its brokerage customers any transaction fee upon the purchase, redemption or exchange of Funds in its sole discretion.

     3. USE OF FIDELITY INVESTMENTS NAME - The Trust and the Adviser will not, nor will the Trust or the Adviser cause or permit any Fund to, describe or refer to the name "Fidelity Investments" or any derivation thereof, or to FMR Corp.
or any affiliate thereof, or to the services or relationship contemplated by this Agreement in any advertisement or promotional materials or activities without the prior written consent of any authorized officer of Fidelity.

     4. NONEXCLUSIVITY - The Trust acknowledges that Fidelity may enter into agreements similar to this Agreement with other investment companies, investment company sponsors, or service providers to investment companies.

     5. FORCE MAJEURE - Neither Fidelity nor its affiliates shall be liable to the Trust, the Adviser, or any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control.

     6. A copy of the Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the trustees of the Trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of the any, of the Funds individually, but binding only upon the assets and property of the Funds or the Trust.

     7. NOTICES - All notices and communications required or permitted by this Agreement shall be in writing and delivered personally or sent by first class mail unless otherwise agreed. All such notices and other communications shall be made:


     IF TO FIDELITY, TO:

         Fidelity Investments
         82 Devonshire Street, L4D
         Boston, MA 02109
         Attn: Rob Masabny

     IF TO THE TRUST, TO:

         SEI Investments
         1 Freedom Valley Drive
         Oaks, PA 19456
         Attn: General Counsel

     IF TO THE ADVISER, TO:

         LSV Asset Management
         200 West Madison Street
         Chicago, IL 60606
         Attn: Tremaine Atkinson

     7. Except as provided herein, this Agreement and any Exhibits hereto may be amended only upon written agreement of the parties.

     8. This Agreement may not be transferred or assigned by either Fund/Agent or Fidelity, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.




ADVISORS' INNER CIRCLE                       FIDELITY BROKERAGE SERVICES, INC.

By:   /s/ James R. Foggo                 By:  /s/ L. Hasicezc
      -----------------------                 ------------------------

Name:  James R. Foggo                    Name: L. Hasicezc
      -----------------------                 ------------------------

Title: Vice President                    Title: V.P.
      -----------------------                  -----------------------
Fund or
Company: Advisors' Inner Circle Fund --
         --------------------
         LSV Value Equity Fund

LSV ASSET MANAGEMENT                 NATIONAL FINANCIAL SERVICES CORPORATION

By:   /s/ Tremaine Atkinson          By:   /s/ Robert J. Adams
      -----------------------------        -----------------------------------
Name: Tremaine Atkinson              Name:  Robert J. Adams
      -----------------------------        -----------------------------------
Title: COO                           Title: Senior Vice President
      -----------------------------        -----------------------------------

                                   EXHIBIT A



FUND NAME                 CUSIP            TRADING              ORDER
                                           SYMBOL              DEADLINE


LSV Value Equity Fund    00768M634
---------------------    -------------    ----------------    -----------------

---------------------    -------------    ----------------    -----------------

---------------------    -------------    ----------------    -----------------

---------------------    -------------    ----------------    -----------------

---------------------    -------------    ----------------    -----------------

---------------------    -------------    ----------------    -----------------

                                   EXHIBIT B


                         FEE Due Pursuant to Section: B

1.   Start Up Fee =  $10,000.00 (WAIVED)

2.   CUSIP Fee =     $1,000.00 per CUSIP (WAIVED for funds listed in Exhibit A)

3    Maintenance Fees:

     For each Fund which participates in the NSCC Fund/SERV networking level 3 system, Adviser shall pay to NFSC an annual fee of $3.00 for each separate Fund position held in any Fidelity customer account which fee shall be payable quarterly in arrears at a rate of $.75 per Fund position.

                                   APPENDIX C

NATIONAL FINANCIAL
Services Corporation
200 Liberty Street
One World Financial Center
5th Floor
New York, NY. 10281-1003
Telephone (212)335-5000

Date  August 20, 1999
     ----------------



Re:  Custody of Uncertificated Mutual Fund Shares; SEC Rule 15c3-3



To Whom It May Concern:

     National Financial Services Corporation ("NFSC"), a registered broker-dealer, has been asked to establish mutual fund "STREET NAME" accounts in one or more of your funds which accounts will contain the assets of customers of NFSC. Each such account will be registered as "Special Custody Account for the Exclusive Benefit of Customers of National Financial Services Corporation," or in a form sufficiently similar to identify the account(s) as containing the assets of customers of NFSC.

     Under a clarification to SEC Rule 15c3-3, in order for uncertificated mutual fund shares to be considered held in a good control location, broker-dealers are required to obtain a specific acknowledgment from the mutual fund holding these types of accounts.

     Accordingly, NFSC requests that you confirm that the assets of NFSC's customers held in the "STREET NAME" accounts registered as noted above will be held free from any right, charge, security interest, lien or claim against NFSC in favor of such mutual fund or its agents. NFSC ACKNOWLEDGES THAT SUCH "STREET NAME" ACCOUNTS ARE NOT AND WILL NOT PARTICIPATE IN A LETTER OR STATEMENT OF INTENTION WHICH THE FUNDS MAY OFFER.

     Please confirm this understanding by signing as indicated below and returning this original to the undersigned. If you have any questions, please call me at 212-335-5003.



                                         Very Truly Yours,
                                         NATIONAL FINANCIAL SERVICES CORPORATION

                                         Robert J. Adams
                                         Vice-President


CONFIRMED:

By:   /s/ James R. Foggo
    ---------------------------------------
Title: Vice President
       ------------------------------------
Fund Company: Advisors' Inner Circle Fund -
             ------------------------------
              LSV Value Equity Fund